SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) May 2, 2007

WELWIND ENERGY INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

(former name or former address, if changed since last report)

Delaware	000-26673	98-0207081
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
10-20172 113B Avenue Maple Ridge, British Columbia Canada V2X 0Y9
Canada
(Address of principal executive offices)
604-460-8487
(Registrant’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Welwind Energy International Corp.
From 8-K
Current Report

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 2, 2007, the Company announced that Mrs. Pan Huifang has been appointed as a Director of the Company.

Mrs. Pan has been recognized within her industry as one of China's greatest Women Entrepreneurs. Her relationships on a social, business and political level will assist Welwind in furthering its developments within the Chinese market.

For the last five years, Mrs. Pan has been employed by Dongxing Plastic Corporation (DPC), most recently as Executive Vice General Manager. DPC is a large-scale, privately operated, blow molding and injection molding factory spanning over 50,000 square meters. The company's business is in the area of injection molding, blow molding, printing, and has four production lines serving customers within the petroleum, chemical, food, medical, building and tobacco industries. There are currently 380 employees, including a specialized technical team, structure designers and 25 mechanical engineers composed of 18 mold engineers.

Resume:
Professional Experience:
1986 - 1996 Vice Director of Nanzhuang Dongxing Hardware Factory
1996 - 2000 Executive Vice Director of Dongxing Plastic Corporation
2000 - Current Executive Vice General Manager of Dongxing Plastic Corporation

Memberships:
2006 Member of Tenth Guangdong Provincial Political Consultative Conference
2006 President of Nanhai Women Enterpriser Society
2004 Executive Member of Guangdong Provincial Federation of Industry Women
2004 Vice President of Foshan Women's Enterpriser Committee
2002 Vice President of Nanhai Jaycee

Accolades:
2002 Voted One of China's Greatest Women Enterprisers
2005 Voted One of China's Best Women Developers

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Welwind Energy International Corp.

By:	/s/ Tammy-Lynn McNabb
Name: Tammy Lynn McNabb
Title: CEO and President

Dated: May 7, 2007